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                 SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

                                 EXHIBIT 10.36

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                              FIFTH  AMENDMENT  TO
                           RESTATED CREDIT AGREEMENT


    THIS FIFTH AMENDMENT TO RESTATED CREDIT AGREEMENT ("Fifth Amendment") is made effective this 31st day of July, 1997, by and between SAND SPRINGS RAILWAY COMPANY, An Oklahoma Corporation ("Borrower"), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association ("Bank").


                                   RECITALS


Reference is made to the Restated Credit Agreement dated April 23, 1991, by and between Borrower and Bank, as amended by the Amendment to Restated Credit Agreement entered into as of May 31, 1992, and the Second Amendment to Restated Credit Agreement dated September 24, 1993, as amended by the Third Amendment to Restated Credit Agreement dated November 4, 1994, as amended by the Fourth Amendment to Restrated Credit Agreement dated July 31, 1996, (as amended, the "Restated Credit Agreement"), pursuant to which exists a $1,500,000 revolving line of credit as evidenced by the $1,500,000 Note dated July 31, 1996, and a $2,000,000.00 Term Loan dated July 31, 1996, payable by Borrower to Bank.

Borrower and Bank have agreed to extend the Commitment Termination Date for the Line of Credit and, renew and extend the maturity date of the Line Note, as specifically set forth below:

                                   AGREEMENT

    For valuable consideration received, and as inducement for and in consideration of Bank agreeing to the provisions set forth below, it is agreed as follows:

    1.  Definitions.    All terms used herein shall have the meanings given in
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    the Restated Credit Agreement, unless otherwise specifically defined herein.

    2.  Amendments to the Restated Credit Agreement.    The Restated Credit
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    Agreement is amended as follows:

        2.1.  Amount of Commitment.    Section 1.1 of the Restated Credit
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        Agreement is amended to read as follows:

              1.1  Amount of Commitment and Term Loan.    Subject to the terms
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              and conditions of this Agreement, Bank agrees to make such loans
              (individually, a "Loan" and collectively, the "Loans") to Borrower from the date hereof through July 31, 1999 ("Commitment Termination Date"), as may be requested from time to time by Borrower. The aggregate principal amount of all Loans outstanding at any one time shall not exceed $1,500,000.00 (the

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              "Commitment"). Within the limits set forth in this Agreement,
              Borrower may repay and reborrow under the Commitment from time to time on or before the Commitment Termination Date.
              In addition to the Commitment, Lender agrees to make a Term Loan to Borrower in the amount of $2,000,000.00 maturing July 31, 2000. The Commitment and the Term Loan constitute a restructuring and renewal of a reducing line of credit with an original maximum principal amount of $3,500,000.00.

         2.2  Note.   Section 1.2 of the Restated Credit Agreement is amended
               ----
         to read, as follows:

              1.2 Note. Borrower shall execute and deliver to Bank a promissory note evidencing the Loans, dated of even date herewith, payable to the order of Bank in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), in substantially the form of Exhibit "A" attached hereto.
              Borrower has executed and delivered to Bank a promissory note dated July 31, 1997 evidencing the Term Loan, payable to the order of Bank in the principal amount of Two Million Dollars ($2,000,000.00), in substantially the form of Exhibit "A-1" attached hereto (the two notes being referred to hereafter individually and collectively as the "Note"). The Note shall bear interest and be payable as described therein. Borrower hereby authorizes and directs Bank to debit Borrower's general demand deposit account with Bank for the amount of each payment provided for in the Note.

          2.3  Exhibits.   Exhibit "A" of the Fouth Amendment to the Restated
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          Credit Agreement shall be replaced with Exhibits "A" hereto.

     3.  Amendments to Other Loan Documents.    Borrower hereby ratifies
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     and confirms all other instruments, documents and agreements executed and/or delivered in connection with the Restated Credit Agreement including, without limitation, the Assignment of Transportation Agreement, the Assignment of User Contracts, the Security Agreements, and the Mortgages, and agrees and hereby amends such documents evidencing security or collateral to evidence that they shall secure payment of the $2,000,000 Promissory Note and $1,500,000 Promissory Note executed and delivered by Borrower to Bank in connection with this Fifth Amendment, together with extensions, renewals, and changes in form thereof.

     4.  Amendment to Pledge Agreement.    The Pledge Agreement shall be
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     ratified and confirmed by Sheffield Steel, formerly known as HMK Industries of Oklahoma, Inc., as evidenced by the Ratification in form and content as set forth on Exhibit "B" hereto, which shall be executed and delivered by
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     the Pledgor to Bank on or before closing, and shall be accompanied by (i)
     certified resolutions in form and content as set forth on Schedule "4-A"
                                                               --------------
     hereto.

     5.  No Defaults.    Borrower hereby represents and warrants to Bank
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     that no Event of Default exists, and that Borrower is in full and complete compliance with the

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     terms and conditions of the Restated Credit Agreement and all instruments, documents and agreements executed and/or delivered by Borrower in connection therewith.

     6.  Governing Law and Binding Effect. This Fifth Amendment and all
         --------------------------------
     documents executed and/or delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

     7.  Costs, Expenses and Fees.  Borrower agrees to pay all costs, expenses
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     and fees incurred by Bank in connection with the preparation of this Fifth
     Amendment and all related documents.

                                            "Bank"

                                            BANK OF OKLAHOMA, N.A.



                                            BY:  S/BRIDGET E. LEENSTRA/
                                                 ----------------------
                                                 BRIDGET E. LEENSTRA,
                                                 VICE PRESIDENT



                                            "BORROWER"

                                            SAND SPRINGS RAILWAY COMPANY
                                            an Oklahoma Corporation


                                            BY:  S/STEPHEN R. JOHNSON/
                                                 ---------------------
                                                 ITS:    TREASURER